UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 10, 2014

Identiv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

39300 Civic Center Drive, Suite 140 Fremont, California		94538
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 250-8888

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 10, 2014, Identiv Inc. (the “Company”) entered into an amendment to its Credit Agreement dated March 31, 2014, with Opus Bank, a California commercial bank (the “Lender”).

The original Credit Agreement provided for a term loan in aggregate principal amount of $10.0 million, of which $10.0 million was outstanding at June 30, 2014, and an additional $10.0 million revolving loan facility, of which $6.0 million was outstanding at June 30, 2014. Under the original Credit Agreement, interest accrued on the principal amount outstanding under the term loan and revolving loan facility at a floating rate equal to the greater of (i) the prime rate plus 2.75% and (ii) 6.00%. The term loan and the revolving loan facility were to mature and become due and payable on March 31, 2017. Interest on both facilities was payable monthly. The principal balance of the term loan was payable in 24 equal monthly installments beginning on May 1, 2015.

Under the amended Credit Agreement, the revolving loan facility has been increased from $10 million to $30 million. The revolving loan maturity date has been extended to November 10, 2017. In addition, the Company is no longer required to make the scheduled monthly installment payments of principal under the term loan. Rather, the entire principal balance of the term loan will be due on March 31, 2017. Both the principal amount of the term loan and the principal amount outstanding under the revolving loan facility bear interest at a floating rate equal to: (a) if the Company holds more than $30 million in cash with the Lender, the greater of (i) the prime rate plus 1.50% and (ii) 4.75%; (b) if the Company holds $30 million or less but more than $20 million in cash with the Lender, the greater of (i) the prime rate plus 2.25% and (ii) 5.50%; or (c) if the Company holds $20 million or less in cash with the Lender, the greater of (i) the prime rate plus 2.75% and (ii) 6.00%. Interest on both facilities continues to be payable monthly.

Lastly, the amendment (i) modifies certain loan covenants applicable to the Company’s stock repurchase plan, (ii) removes from the loan collateral shares of the Company’s capital stock repurchased by the Company and (iii) extends the current tangible net worth covenant by one year.

The Company is obligated to pay .333% of the revolving loan facility as lender fee in the aggregate amount of $100,000.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Credit Agreement is incorporated herein by this reference thereto.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	First Amendment to Credit Agreement and Ratification between Identiv, Inc. and Opus Bank dated November 10, 2014.

99.1	Press release dated November 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

November 12, 2014	By:	/s/ Brian Nelson
Brian Nelson
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Credit Agreement and Ratification between Identiv, Inc. and Opus Bank dated November 10, 2014.

99.1	Press release dated November 12, 2014